April 19, 2011

Securities Purchase Agreement

Nine Mile Software, Inc.
563 West 500 South, Ste 330
Bountiful, Utah 84010

EBE. LLC. a Delaware Limited Liability Company (the “Investor”) hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement is made as of the date set forth below between Nine Mile Software, Inc., a Nevada corporation (the “Company”), and the Investor.

2. After giving effect to a one for four reverse split or combination of shares outstanding (the “Reverse Split”) the Company has authorized the sale and issuance of 2,000,000 shares (the “Shares”) of the Common Stock of the Company, par value $0.001 per share (the “Common Stock”) for $131,319 (the “Purchase Price”), to the Investor in a private placement (the “Offering”).   Subject to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein, certificates representing the Shares purchased by the Investor will be registered in the Investor’s name and address as set forth below.

3. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company, and (c) it has no direct or indirect affiliation or association with any NASD, Inc. (“NASD”) member.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:  April 19, 2011

EBE, LLC.

By:

Name:
Title:

Address:

AGREED AND ACCEPTED:

NINE MILE SOFTWARE, INC.

By: ____________________________
Name:
Title:

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

Annex I

Terms and Conditions for Purchase of Shares

1. Agreement to Sell and Purchase the Shares; Subscription Date.  At the Closing (as defined in Section 2), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and subject to the conditions set forth herein, and at the Purchase Price, the number of Shares described in paragraph 3 of the Securities Purchase Agreement attached hereto (collectively with this Annex I and the other exhibit attached hereto, this “Agreement”).

2. Delivery of the Shares at Closing; Delivery of Funds and Shares into Escrow; Release of $16,319.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur on a date specified by the Company (the “Closing Date”), which date shall be subsequent and subject to the completion and effectiveness of the Reverse Split as defined below, and shall not be later than May 19, 2011 (the “Outside Date”).  At the Closing, the Company shall cause to be delivered to the Investor one or more stock certificates representing the number of Shares set forth in paragraph 2 of the Securities Purchase Agreement, each such certificate to be registered in the name of the Investor, which certificates will be held by the Escrow Agent as per the terms of this Section 2.  In exchange for the delivery of the stock certificates representing such Shares, the Investor shall cause to be delivered to the Company the Purchase Price that will be held by the Escrow Agent as per the terms of this Section 2.  On the Closing Date, the Company shall cause counsel to the Company to deliver to the Investor a legal opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit A (the “Legal Opinion”).

The Company’s obligation to issue and sell the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) prior receipt by the Company of a copy of this Agreement executed by the Investor; (b) the accuracy of the representations and warranties made by the Investor in this Agreement and the fulfillment of the obligations of the Investor to be fulfilled by it under this Agreement on or prior to the Closing; and (c) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company or the Investor to enter into such Agreements or to consummatethe transactions contemplated hereby and thereby.

The Investor’s obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) the delivery of the Legal Opinion to the Investor by counsel to the Company; (b) the accuracy of the representations and warranties made by the Company in this Agreement on the date hereof and, if different, on the Closing Date other than rights to purchase 1,500,000 shares of Common Stock that are available after the Reverse Split upon conversion of an outstanding promissory note in the amount of $30,000; (c) the cancellation and termination of all outstanding warrants, options and rights to purchase common stock other than the rights granted hereunder to purchase the Shares, (d) implementation of a one for four reverse stock split (the “Reverse Split” (e) the resignation of all officers and directors of the Company and the appointment of Jason Weilert as the sole officer and director of the Company, (f) fulfillment of the obligations of the Company to be fulfilled by it under this Agreement on or prior to the Closing; (g) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company or the Investor to enter into such Agreements or to consummate the transactions contemplated hereby and thereby; and (h) the delivery to the Investor by the Secretary or Assistant Secretary of the Company of a certificate stating that the conditions specified in this paragraph have been fulfilled.  In the event that the Closing does not occur on or before the Outside Date as a result of the Company’s failure to satisfy any of the conditions set forth above (and such condition has not been waived by the Investor), then at the option of the Investor this Agreement may be extended for up to 30 days or may be terminated. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the New York Stock Exchange or commercial banks located in New York, New York are permitted or required by law to close.

The Investor shall deposit $131,319 upon execution of this Agreement into the Client Trust Account of Leonard E. Neilson, P.C., special counsel for the Company (the “Escrow Agent”), with instructions to release $16,319 to the Company for general corporate purposes.  Also upon execution of this Agreement, the Company shall promptly deposit with the Escrow Agent 2,000,000 shares of the Company’s Common Stock (pre-split and the equivalent of 500,000 shares post-split), to be held by the Escrow Agent as a contingency in the event the Closing is not completed by the Outside Date (the “Contingent Securities”).  Promptly after the Reverse Split is effective, but prior to the Closing, the Company will deposit with the Escrow Agent 1,500,000 shares of the Company’s Common Stock, post-split, which when combined with the Contingent Securities will equal the Shares.  If the Closing has not been completed by 5 p.m., Salt Lake City time, as of the Outside Date then (a) the Escrow Agent shall promptly return $115,000 without offset or deductions to Investor and, (b) the Company, at its option, shall either (i) deposit with the Escrow Agent $16,319 with instructions to return the funds to the Investor within three business days after the Outside Date or, (ii) instruct the Escrow Agent to deliver the Contingent Securities to the Investor within three business days after the Outside Date.  If the Closing is not completed by the Outside Date, the Company’s failure to deliver $16,319 to the Investor as hereinabove provided shall automatically obligate the Company to deliver the aforementioned Contingent Securities to the Investor within three days after the Outside Date.

3.           Representations, Warranties and Covenants of the Company.  Except as otherwise described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 as filed on April 4, 2011 (and any amendments thereto filed at least two (2) Business Days prior to the date hereof), or any of the Company’s Current Reports on Form 8-K filed since April 4, 2011 and at least two (2) Business Days prior to the date hereof (collectively, the “SEC Reports”), the Company hereby represents and warrants to, and covenants with, the Investor as of the date hereof and the Closing Date, as follows:

3.1 Organization.  The Company is duly incorporated and validly existing in good standing under the laws of the State of Nevada.  The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the Company and its subsidiaries as a whole or the business, financial condition, properties, operations or assets of the Company and its subsidiaries as a whole or the Company’s ability to perform its obligations under the Agreements in all material respects (“Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  The Company has no “subsidiaries” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), other than Trade Warrior, a wholly owned Nevada corporation.

3.2 Due Authorization.  The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements.  The execution and delivery of the Agreements, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no further action on the part of the Company or its Board of Directors or stockholders is required.  The Agreements have been validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except to the extent (i) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 Non-Contravention.  The execution and delivery of the Agreements, the issuance and sale of the Shares to be sold by the Company under the Agreements, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not (A) result in a conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary (each, a “Subsidiary” and collectively, the “Subsidiaries”) is a party or by which the Company or the Subsidiaries or their respective properties are bound, (ii) the Articles of Incorporation, Bylaws, or other organizational documents of the Company, as amended, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or any Subsidiary or their respective properties or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or the Subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which any of the property or assets of the Company is subject.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Agreements by the Company and the valid issuance or sale of the Shares by the Company pursuant to the Agreements, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

3.4 Capitalization.

(a) The authorized capital stock of the Company as of April15, 2011 consists of 50,000,000 shares of Common Stock, par value $0.001 per share, of which 2,758,136 shares were outstanding as at March 31, 2011.  Immediately prior to Closing and after giving effect to the Reverse Split, there will be no more than 689,534 shares of common stock outstanding, not including any shares that may be issued to be held with the Escrow Agent as per Section 2.  The Company has not issued any capital stock since April 7, 2011.  The Shares to be sold pursuant to the Agreement have been duly authorized, and when issued and paid for in accordance with the terms of the Agreement, will be duly and validly issued, fully paid and nonassessable, subject to no lien, claim or encumbrance (except for any such lien, claim or encumbrance created, directly or indirectly, by the Investor).  The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with the registration requirements of federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  The Company owns all of the outstanding capital stock of each Subsidiary, free and clear of all liens, claims and encumbrances.  There are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any Subsidiary is a party and providing for the issuance or sale of any capital stock of the Company or of any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options except for debt in the principal amount  $30,000 that may be converted  into 1,500,000 shares of common stock after (i) giving effect to the Reverse Split and, (ii) upon the Company achieving annualized gross revenue of at least $300,000 (whether achieved from organic operations or acquisitions).  Without limiting the foregoing, no preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares, except as provided in the Agreements.  There are no shareholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

(b)           Following the Reverse Split and Closing and, taking into consideration the issuance of the Shares and those other issuances of Common Stock as contemplated to be authorized and issued by the Company’s Board of Directors in anticipation of the Closing, the Company will have issued and outstanding 3,564,922 shares of Common Stock, post-split, which will be held by the following principal shareholders and the public shareholders:

	Number of Shares	Percent of Outstanding
EBE, LLC	2,000,000	56.10%
Andrew Limpert	725,388	20.35%
Terry Deru	300,000	8.42%
Damon Deru	200,000	5.61%
Public Shareholders	339,534	9.52%
TOTAL	3,564,922	100.00%

3.5 Legal Proceedings.  There is no material legal or governmental proceeding pending, or to the knowledge of the Company, threatened, to which the Company or any Subsidiary is a party or of which the business or property of the Company or any Subsidiary is subject that is required to be disclosed and that is not so disclosed in the SEC Reports.  Neither the Company nor any Subsidiary is subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body. There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.

3.6 No Violations.  Neither the Company nor any Subsidiary is in violation of its Articles of Incorporation, Bylaws or other organizational documents, as amended, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, and neither the Company nor any Subsidiary is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or such Subsidiary or their respective properties are bound, which default is reasonably likely to have a Material Adverse Effect.

3.7 Governmental Permits/Governmental Consent, Etc.  Each of the Company and the Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and the Subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations is not reasonably likely to have a Material Adverse Effect. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any federal, state, or local governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or invoice of the Shares or the consummation of any other transaction contemplated by this Agreement, except , (i) filing of the restated certificate with the Office of the Secretary of State of Nevada, (ii) the filing of such notices as may be required under the Securities Act of 1933, as amended and with FINRA, (iii) such filings as may be required under applicable state securities laws.

3.8 Intellectual Property.

(a) Except for matters which are not reasonably likely to have a Material Adverse Effect, (i) each of the Company and the Subsidiaries has ownership of, or a license or other legal right to use, all patents, copyrights, trade secrets, trademarks, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company (collectively, “Intellectual Property”) and (ii) all of the Intellectual Property owned by the Company or by the Subsidiaries consisting of patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and/or such other jurisdictions.

(b) Except for matters which are not reasonably likely to have a Material Adverse Effect, all material licenses or other material agreements under which (i) the Company or any Subsidiary employs rights in Intellectual Property, or (ii) the Company or any Subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or any Subsidiary are in full force and effect, and there is no default by the Company with respect thereto.

(c) The Company believes that it has taken all steps reasonably required in accordance with sound business practice and business judgment to establish and preserve the ownership of all material Intellectual Property owned by the Company or any Subsidiary.

(d) Except for matters which are not reasonably likely to have a Material Adverse Effect, to the knowledge of the Company, (i) the present business, activities and products of the Company or any Subsidiary do not infringe any intellectual property of any other person; (ii) neither the Company nor any Subsidiary is making unauthorized use of any confidential information or trade secrets of any person; and (iii) the activities of any of the employees of the Company or any Subsidiary, acting on behalf of the Company or such Subsidiary, do not violate any agreements or arrangements related to confidential information or trade secrets of third parties.

(e) No proceedings are pending, or to the knowledge of the Company, threatened, which challenge the rights of the Company or any Subsidiary to the use of Intellectual Property, except for matters which are not reasonably likely to have a Material Adverse Effect.

3.9 Financial Statements.  The financial statements of the Company and the related notes contained in the SEC Reports present fairly and accurately in all material respects the financial position of the Company as of the dates therein indicated, and the results of its operations, cash flows and the changes in shareholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments.  Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis at the times and throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

3.10  No Material Adverse Change.  Except as disclosed in the SEC Reports or in any press releases issued by the Company at least two (2) Business Days prior to the date of this Agreement, since March 31, 2011, there has not been (i) an event, circumstance or change that has had or is reasonably likely to have a Material Adverse Effect, (ii) any obligation incurred by the Company or any Subsidiary, direct or contingent, that is material to the Company, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any Subsidiary which has had a Material Adverse Effect.

3.11 Reporting Status.  The Company has timely made all filings required under the Exchange Act during the twelve (12) months preceding the date of this Agreement, and all of those documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

3.12 No Manipulation; Disclosure of Information.  The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.  The Company has not disclosed any material non-public information to the Investors.

3.13 Accountants.  Mantyla McReynolds, LLC who expressed their opinion with respect to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, have advised the Company that they are, and to the knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder and that they are registered and in good standing with the Public Company Accounting Oversight Board.

3.14 Contracts.  Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the SEC Reports that are material to the Company and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts.

3.15 Taxes.  Except for matters which are not reasonably likely to have a Material Adverse Effect, each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

3.16 Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

3.17 Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

3.18 Insurance.  Neither the Company nor its Subsidiaries currently maintain any traditional business or liability insurance.

3.19 Offering Prohibitions.  Neither the Company nor any person acting on its behalf or at its direction has in the past or will in the future take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer or sale of the Shares as contemplated by this Agreement within the provisions of Section 5 of the Securities Act.

3.20 Related Party Transactions.  To the knowledge of the Company, except as disclosed in the Company’s Form 10-K for the year ended December 31, 2010, no transaction has occurred between or among the Company or any of its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

3.21 Books and Records.  The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       3.22           No Prior Sales Contemplated.    Except as set forth in Exhibit 3.22 annexed hereto and by this reference made a part hereof, the Company has not entered into any Letter of Intent, Memorandum of Understanding or any similar document in the past six month, (i) with any representative of corporation or corporations regarding the merger of company with or into such corporation or corporations, (ii) with any representative of corporation, partnership, association or other business entity or any individual regarding transaction or series of related transactions in which more than 50% of voting power of the Company would be disposed of .

3.23           Brokers or Finders
.  The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

4. Representations, Warranties and Covenants of the Investor.

4.1 Investor Knowledge and Status.  The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision similar to that involved in the purchase of the Shares, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor understands that the Shares are “restricted securities” and have not been registered under the Securities Act and is acquiring the number of Shares set forth in paragraph 2 of the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Investor’s right to sell Shares pursuant to a Registration Statement filed or otherwise, or other than with respect to any claim arising out of a breach of this representation and warranty); (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has, in connection with its decision to purchase the number of Shares set forth in paragraph 2 of the Securities Purchase Agreement, relied upon the representations and warranties of the Company contained herein and the information contained in the SEC Reports.  The Investor understands that the issuance of the Shares to the Investor has not been registered under the Securities Act, or registered or qualified under any state securities law, in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the representations made by the Investor in this Agreement. No person is authorized by the Company to provide any representation that is inconsistent with or in addition to those contained herein or in the SEC Reports, and the Investor acknowledges that it has not received or relied on any such representations.

4.2 Transfer of Shares.  The Investor agrees that it will not make any sale, transfer or other disposition of the Shares (a “Disposition”) other than Dispositions that are made pursuant to and available in compliance Registration Statement in compliance with from registration under the Securities Act.

4.3 Power and Authority.  The Investor represents and warrants to the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except to the extent (i) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4 Short Position.  From the earlier of (i) thirty (30) days prior to the date hereof and (ii) the date the Investor learned of the Offering, neither the Investor nor any affiliate has directly or indirectly established or agreed to establish any hedge, “put equivalent position” (as defined in Rule 16a-1 under the Exchange Act) or other position in the Common Stock that is outstanding on the Closing Date and that is designed to or could reasonably be expected to lead to or result in a Disposition by the Investor or any other person or entity. For purposes hereof, a “hedge or other position” includes, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.  Investor acknowledges that this representation is made for the benefit of the Company and the other Investors, any of which may assert claims arising out of the breach of this Section 4.4.

4.5 No Investment, Tax or Legal Advice.  The Investor understands that nothing in the SEC Reports, this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.6           Payment of Certain Expenses. Investor acknowledges that the funds for the purchase of the Shares will be principally used for the operations of the Company’s wholly owned subsidiary. Investor covenants to pay or advance costs of SEC filings, related legal fees and costs associated with preparing such filings together with the costs of audit incurred with the Company’s independent certified public accountants for (i) a period of up to twelve months following the Closing or (ii) until such time as the Company has achieved annualized revenue of at least $150,000, whichever is first to occur

4.7           Additional Acknowledgement.  The Investor acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement that it has independently determined to enter into the transactions contemplated hereby.

5. Transfer Restrictions.

5.1 Legends.  Certificates evidencing the Shares shall each bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required:

 THESE SECURITIES HAVE NOT BEEN REGISTERED] UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

               The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in, some or all of the  Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan.  Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Investor transferee of the pledge.  No notice shall be required of such pledge, but the Investor’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure.  Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party.  At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.

6.           Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

7.           Public Statements.  The Company agrees to disclose on a Current Report on Form 8-K the existence of the Offering and the material terms, thereof, including pricing, within two (2) Business Days after the Closing.  The Company will not issue any public statement, press release or any other public disclosure listing the Investor as a purchaser of the Shares without the Investor’s prior written consent, except as may be required by applicable law or rules of any exchange on which the Company’s securities are listed.

8.           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the Business Day received, (ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two (2) Business Days after timely delivery to such carrier, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

(a) if to the Company, to:

NINE MILE SOFTWARE, INC.
563 West 500 South, Suite 330
Bountiful, utah 84010
Atention: Damon Deru
Telephone: 877-499-9192
with a copy to

Leonard E. Neilson, Esq
8160 South Highland Drive, Suite 104
Sandy, Utah 84093
Telephone: 801-733-0800
Fax:  801-733-0808
E-mail:   LNeilsonLaw@aol.com

(b) if to the Investor, at its address on the signature page to the SecuritiesPurchase Agreement.

9.           Amendments; Waiver.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.

10.           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.           Entire Agreement; Severability.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada without giving effect to the principles of conflicts of law.

13.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.